                                  EXHIBIT 4.23

                         PROFESSIONAL SERVICES AGREEMENT


                      Between Registrant and Payne & Fears

                         PROFESSIONAL SERVICES AGREEMENT

      THIS AGREEMENT MEMORIALIZES AN AGREEMENT BETWEEN HELIONETICS, INC., WITH ITS PLACE OF BUSINESS AT 6849 HAYVENHURST AVENUE, VAN NUYS, CALIFORNIA 91406 (HEREIN REFERRED TO AS "CLIENT") AND PAYNE & FEARS WITH HIS\THEIR PLACE OF BUSINESS AT JAMBOREE IRVINE CA (HEREIN REFERRED TO AS "EMPLOYEE\CONSULTANT") AS THROUGH THE SERVICES PERFORMED FOR THE SUIT KNOWN AS GORDIN, ET.AL. V. KATZ,ET.AL,USDC CASE NO. SA 94-1069 LHM (EEX). IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS ACKNOWLEDGED, THE PARTIES DO HEREBY AGREE AS FOLLOWS:

      I. QUALIFICATION: THE EMPLOYEE HAS SPECIAL SKILL AND AND EXPERIENCE IN CERTAIN FIELDS OF ACTIVITY IN WHICH THE CLIENT IS INTERESTED.

      II. SERVICES RENDERED: CLIENT ENGAGED THE NONEXCLUSIVE SERVICES OF EMPLOYEE IN 1995\1996 AND EMPLOYEE RENDERED SUBSTANTIAL SERVICES TO CLIENT OVER THE SUIT MENTIONED ABOVE.

      III. COMPENSATION: THE CLIENT ISSUED TO EMPLOYEE AN AMOUNT OF 50,000 RESTRICTED SHARES OF THE CLIENT'S COMMON STOCK, IN PARTIAL PAYMENT FOR THE AFORESAID SERVICES RENDERED THROUGH THE PERIOD MENTIONED ABOVE.

      IV. ENTIRE AGREEMENT: THIS DOCUMENT REPRESENTS THE COMPLETE AGREEMENT BETWEEN THE PARTIES AND MAY BE MODIFIED OR AMENDED ONLY BY EXECUTED WRITTEN AGREEMENTS. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF: THE PARTIES HERETO HAVE DULY EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR NOTED ABOVE.

"CLIENT"                                  "CONSULTANT"
HELIONETICS, INC.



BY:/s/ E. MAXWELL MALONE                   /s/ DANIEL L. RASMUSSEN
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   E. MAXWELL MALONE                       DANIEL L. RASMUSSEN PARTNER.
   Chief Executive Officer